Exhibit 10.6


                       AMERICAN ECO CORPORATION GUARANTEE


This Guarantee is made as of May 7, 1999, between


                    AMERICAN ECO CORPORATION, an Ontario corporation
                    ("GUARANTOR")


                                                        and


                    GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, on its own behalf and as agent (together with its successors and assigns, "AGENT") for the financial institutions and other entities that are from time to time signatories, as lenders ("LENDERS") to the Credit Agreement as hereinafter defined



RECITALS

A. Pursuant to that certain credit agreement dated as of the date hereof among the Persons named therein as Borrowers, Guarantor and the other Persons named therein as Credit Parties, Agent and Lenders (as from time to time amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"), Lenders have agreed to make Loans to Borrowers and to incur Letter of Credit Obligations on behalf of Borrowers.

B. In connection with the making of the Loans and the incurrence of Letter of Credit Obligations under the Credit Agreement and as a condition precedent thereto, Agent and Lenders require that Guarantor shall have executed and delivered a guarantee of the payment and performance of the obligations of Borrowers, Canadian Subsidiaries, Nucon Ltd. and Canadian Energy Services Limited to Agent and Lenders under the Credit Agreement and the other Loan Documents.

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Lenders to provide the Loans and other financial accommodations and to incur Letter of Credit Obligations under the Credit Agreement, it is agreed as follows:

SECTION 1 -- INTERPRETATION

1.1 DEFINED TERMS.  In this Guarantee, including the recitals and preamble:

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(1) GUARANTEE means this American Eco Corporation Guarantee, as amended, supplemented, restated and modified from time to time.

(2) GUARANTEED OBLIGATIONS has the meaning given to it in Section 2 of this Guarantee.

(3) GUARANTEED PARTIES has the meaning given to it in Section 2 of this Guarantee.

(4) OBLIGORS means Borrowers, Canadian Subsidiaries, any other Credit Party from time to time named in the Credit Agreement, Nucon Ltd. and Canadian Energy Services Limited.

(5) TAX and TAXES each has the meaning given to it in Section 3.2(2) of this Guarantee.

1.2 OTHER DEFINED TERMS. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Credit Agreement or in Annex "A" thereto.

1.3 REFERENCES. Unless something in the subject matter or context is inconsistent therewith, all references to Sections are to sections and subsections of this Guarantee. The words "hereto", "herein", "hereof", "hereunder" and similar expressions refer to this Guarantee and not to any particular Section, paragraph or other portion hereof.

1.4 RULES OF INTERPRETATION. In this Guarantee, unless otherwise specifically provided, the singular includes the plural and vice versa and "in writing" or "written" includes printing, typewriting, or any electronic means of communication capable of being visibly reproduced at the point of reception, including telecopier.

SECTION 2 -- GUARANTEE

2.1 GUARANTEE. Guarantor hereby irrevocably and unconditionally guarantees to Agent for the benefit of each of the Lenders and Agent and their respective successors, transferees and assigns (the "GUARANTEED PARTIES") the punctual and complete payment and satisfaction when due (whether at stated maturity, by acceleration or otherwise), and at all times thereafter, of all the indebtedness, liabilities and obligations of each other Obligor, present and future, direct and indirect, absolute and contingent, matured and unmatured, at any time or from time to time existing or arising under or by virtue of or otherwise in connection with the Credit Agreement and any other Loan Documents to which such Obligor is party which are or may become at any time and from time to time owing or payable by such Obligor to the Guaranteed Parties, or any of them, or which remain owing and unpaid to the Guaranteed Parties, or any of them, (the "GUARANTEED OBLIGATIONS").

2.2 FUNDS TRANSFERS. If Guarantor shall engage in any transaction as a result of which Borrowers are required to make a mandatory prepayment with respect to the Guaranteed Obligations under the terms of the Credit Agreement (including any issuance or sale of Guarantor's Stock or any sale of its assets), Guarantor shall distribute to Borrowers an amount, or make a contribution to the capital of Borrowers in an amount, equal to the mandatory prepayment required under the terms of the Credit Agreement.

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SECTION 3 -- PAYMENT

3.1 PAYMENT ON DEMAND. Guarantor agrees to make immediate payment to the Guaranteed Parties, or any of them, of all Guaranteed Obligations owing or payable to the Guaranteed Parties, or any of them, upon demand for payment therefor by Agent to Guarantor.

3.2 NO SET-OFF. Each payment to be made by Guarantor hereunder in respect of the Guaranteed Obligations shall be payable in the currency or currencies in which such Guaranteed Obligations are denominated, and shall be made:

         (1)      without set-off or counterclaim; and

         (2) free and clear of and without deduction or withholding for or on account of any present and future taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings and any conditions or restrictions resulting in charges to tax and all penalties, interest and other payments on or in respect thereof ("TAX" or "TAXES") unless Guarantor is compelled by law to make payment subject to such Taxes.

3.3 TAXES. All Taxes in respect of this Guarantee or any amounts payable or paid under this Guarantee shall be paid by Guarantor when due and in any event prior to the date on which penalties attach thereto. Guarantor will indemnify each of the Guaranteed Parties against and in respect of all such Taxes.

3.4 TAX GROSS-UP. Without limiting the generality of the foregoing, if any Taxes or amounts in respect thereof must be deducted or withheld from any amounts payable or paid by Guarantor hereunder, Guarantor shall pay such additional amounts as may be necessary to ensure that each of the Guaranteed Parties receives a net amount equal to the full amount which it would have received had payment (including of any additional amounts payable under this Section 3.4) not been made subject to such Taxes. Within thirty (30) days of each payment by Guarantor hereunder of Taxes or in respect of Taxes, Guarantor shall deliver to Agent satisfactory evidence (including originals, or certified copies, of all relevant receipts) that such Taxes have been duly remitted to the appropriate authority or authorities.

SECTION 4 -- OBLIGATIONS ABSOLUTE

4.1 OBLIGATIONS ABSOLUTE. The obligations of Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by Guarantor hereunder which may not be recoverable from Guarantor on the footing of a guarantee shall be recoverable from Guarantor as a primary obligor and principal debtor in respect thereof; provided however that this
Section 4.1 shall not be construed as conferring on Guarantor any rights or benefits that Guarantor would have in law or equity under any of the Loan Documents if it were an Obligor. Guarantor agrees that any notice or directive given at any time to Agent that is inconsistent with the Guarantor being a principal debtor with respect to the Guaranteed Obligations shall be null and void and may be ignored by Agent, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guarantee for the reason that such pleading or introduction would be at variance with the written terms of this Guarantee, unless Agent has specifically agreed otherwise in writing. This Guarantee is a guarantee of payment and performance and not of collection.

SECTION 5 -- INDEMNITY

5.1 INDEMNITY. As an original and independent obligation under this Guarantee, Guarantor shall:

         (1) indemnify each of the Guaranteed Parties and keep each of the Guaranteed Parties indemnified against any cost, loss, expense or liability of whatever kind resulting from the failure by any Obligor to make due and punctual payment of any of the Guaranteed Obligations or resulting from any of the Guaranteed Obligations being or becoming void, voidable, unenforceable or ineffective against any Obligor (including, but without limitation, all reasonable legal fees and disbursements and other costs, charges and expenses incurred by the Guaranteed Parties, or any of them, in connection with preserving or enforcing, or attempting to preserve or enforce, their rights under this Guarantee); and

         (2) pay on demand the amount of such cost, loss, expense or liability whether or not any of the Guaranteed Parties have attempted to enforce any rights against any Obligor or any other Person or otherwise.

SECTION 6 -- OBLIGATIONS CONTINUING

6.1 NO REDUCTION. The obligations of Guarantor hereunder shall be continuing and shall remain in full force and effect until the Termination Date. The obligations of Guarantor hereunder shall not be satisfied, reduced, affected or discharged by any intermediate payment, settlement or satisfaction of the whole or any part of the principal, interest, fees and other monies or amounts which may at any time be or become owing or payable under or by virtue of or otherwise in connection with the Guaranteed Obligations or the Loan Documents.

6.2 EFFECT OF RECISION. The obligations of Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of Guarantor hereunder (whether such payment shall have been by or on behalf of any Obligor, or by or on behalf of Guarantor) is rescinded or reclaimed from any of the Guaranteed Parties upon the insolvency, bankruptcy, liquidation or reorganization of any Obligor or Guarantor or otherwise, all as though such payment had not been made.

SECTION 7 -- OBLIGATIONS NOT AFFECTED

7.1 OBLIGATIONS NOT AFFECTED. The obligations of Guarantor hereunder shall not be affected or impaired by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known to Guarantor or any of the Guaranteed Parties) which, but for this provision, might constitute a whole or partial defence to a claim against Guarantor hereunder or might operate to release or otherwise exonerate Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of Agent or any of the Lenders or otherwise, and, to the extent waivable under applicable law, Guarantor hereby irrevocably waives any defence it may now or hereafter have in any way relating to any of the foregoing, including, without limitation:

         (1) any limitation of status or power, disability, incapacity or other circumstance relating to Guarantor, any other Obligor, or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting Guarantor, any other Obligor or any other Person;

         (2) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of Guarantor, any other Obligor or any other Person under the Loan Documents or any other agreement, document or instrument;

         (3) any failure of any other Obligor, or any other Person, whether or not without fault on their part, to perform or comply with any of the provisions of the Loan Documents or to give notice thereof to Guarantor;

         (4) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy against any other Obligor or any other Person (including, without limitation, rights and remedies granted under the Loan Documents) or their respective assets, or the release or discharge of any such right or remedies;

         (5) the granting of time, renewals, extensions, compromises, concessions, waivers, consents, releases, discharges and other indulgences to any Obligor or any other Person;

         (6) any amendment, restatement, variation, modification, supplement or replacement of the Loan Documents or any other agreement, document or instrument to which Guarantor, any other Obligor or any other Person is or may become a party;

         (7) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of Guarantor, any other Obligor or any other Person;

         (8) any merger or amalgamation of Guarantor or any other Obligor with any Person or Persons;

         (9) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction or by any present or future action of any governmental body or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guaranteed Obligations or the obligations of Guarantor under this Guarantee;

         (10) the existence, value or condition of, or the failure to perfect Agent's Liens against, any collateral for the Guaranteed Obligations, or any action, or the absence of any action, by Agent and Lenders or any of them in respect thereof (including the release of any such security);

         (11) the existence of any claim, set-off or other rights which Guarantor may have at any time against any other Obligor, the Guaranteed Parties, or any other Person, or which any other Obligor may have at any time against the Guaranteed Parties, whether in connection with the Loan Documents or otherwise; and

         (12) any other circumstance (including, without limitation, any existence of or reliance on any representation by Agent, but excluding complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defence of Guarantor or any other Obligor under the Loan Documents including, without limitation, those of Guarantor in respect of its guarantee hereunder.

Guarantor acknowledges and agrees that the waivers set out in this Section 7.1, and in Section 4.1 are of the essence of the transaction contemplated by the Credit Agreement and the other Loan Documents and that, but for this Guarantee and such waivers, Agent and Lenders would decline to enter into the Credit Agreement.

7.2 WAIVER. Without in any way limiting the provisions of Section 7.1 of this Guarantee, Guarantor hereby waives notice of acceptance hereof, notice of any liability of Guarantor hereunder, notice or proof of reliance by the Guaranteed Parties upon the obligations of Guarantor hereunder, and diligence, presentment, demand for payment on Guarantor or any other Obligor, protest, notice of dishonour or non-payment of any of the Guaranteed Obligations, or other notice or formalities to Guarantor or any other Obligor, of any kind whatsoever.

7.3 NO OBLIGATION TO TAKE ACTION AGAINST OBLIGOR. Neither Agent nor any of the other Guaranteed Parties shall have any obligation to enforce any rights or remedies or to take any other steps against any Obligor, or any other Person or any property of any Obligor, or any other Person before Agent is entitled to demand payment and performance by Guarantor of its liabilities and obligations under this Guarantee, and Guarantor hereby waives all benefit of discussion. The obligations of Guarantor hereunder are independent of the Guaranteed Obligations and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guarantee, irrespective of whether any action is brought against any other Obligor or whether any other Obligor is joined in any such action or actions.

7.4 DEALING WITH OBLIGORS AND OTHERS. The Guaranteed Parties, without releasing, discharging, limiting or otherwise affecting in whole or in part Guarantor's obligations and liabilities hereunder and without the consent of or notice to Guarantor, may:

         (1) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to any Obligor or any other Person;

         (2) amend, vary, modify, supplement or replace any Loan Document or any other related document or instrument;

         (3) take or abstain from taking securities or collateral from any Obligor, or from perfecting securities or collateral of any Obligor;

         (4) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by any Obligor or any third party with respect to the obligations or matters contemplated by the Credit Agreement;

         (5)      accept compromises or arrangements from any Obligor;

         (6) apply all monies at any time received from any Obligor, or from any collateral upon such part of the Guaranteed Obligations as they may see fit or change any such application in whole or in part from time to time as they may see fit; and

         (7) otherwise deal with, or waive or modify their right to deal with any Obligor and all other Persons and securities as they may see fit.

7.5 ACKNOWLEDGEMENT. Guarantor hereby acknowledges communication of the terms of the Loan Documents and of all the provisions therein contained and consents to and approves the same. Guarantor hereby represents and warrants that there are no conditions precedent to the effectiveness of this Guarantee that have not been satisfied or waived.

7.6 ACCOUNTS STATED. Guarantor shall be bound by any account settled between any Obligor and the Guaranteed Parties, and if no such account has been so settled immediately before demand for payment under this Guarantee, any account stated by Agent shall be accepted by Guarantor as prima facie evidence in the absence of manifest error of the amount which at the date of the account so stated is due by such Obligor to the Guaranteed Parties or remains unpaid by such Obligor to the Guaranteed Parties.

7.7 POSTPONEMENT. Until the Guaranteed Obligations are paid and otherwise satisfied in full and Guarantor has satisfied all of its obligations pursuant to this Guarantee including, without limitation, pursuant to Section 3.1 of this Guarantee, all indebtedness and liabilities, present and future, of each Obligor to Guarantor, and all notes and instruments evidencing such indebtedness and liabilities, are hereby assigned to the Guaranteed Parties and postponed to the liabilities to the Guaranteed Parties and all moneys received by Guarantor in respect of the indebtedness and liabilities of each Obligor to Guarantor shall be received in trust for the Guaranteed Parties and forthwith upon receipt shall be paid over to Agent on behalf of the Guaranteed Parties, the whole without in any way limiting or lessening the liability of Guarantor under the guarantee contained in this Guarantee. This assignment and postponement is independent of such guarantee and shall remain in full effect notwithstanding that the liability of Guarantor under such guarantee may be extinct; provided that nothing in this Section 7.7 shall restrict in any way any payments in respect of the indebtedness and liabilities of any Obligor to Guarantor which are permitted by the Credit Agreement.

SECTION 8  --  REPRESENTATIONS AND WARRANTIES OF GUARANTOR

8.1 REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Agent on behalf of the Guaranteed Parties as follows and acknowledges and confirms that the Guaranteed Parties are relying upon such representations and warranties:

         (1) Guarantor is a corporation duly incorporated and validly existing under the laws of Ontario and has all requisite power and authority to execute, deliver and perform this Guarantee;

         (2) the execution, delivery and performance by Guarantor of this Guarantee is within its corporate power, has been duly authorized by all necessary corporate action, does not contravene any law or governmental regulation or any contractual restriction binding on or affecting Guarantor or any of its property;

         (3) no authorization or approval or other action by, and no notice to or filing with, any governmental body is required for the due execution, delivery and performance by Guarantor of this Guarantee;

         (4) Guarantor is the direct or indirect beneficial owner of all of the capital stock of each of the other Obligors (other than Controlled Power Limited Partnership) and is the direct or indirect beneficial owner of all of the capital stock of each of the general and limited partners of Controlled Power Limited Partnership;

         (5) the execution, delivery and performance of the Guarantor's obligations under this Guarantee will not result in a breach of any agreement to which Guarantor is a party or by which Guarantor or its property is bound; and

         (6) this Guarantee is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) the fact that specific performance and injunctive relief may be given at the discretion of the court.

SECTION 9 -- GENERAL

9.1 NOTICES. Except as otherwise provided herein, each notice, demand, request, consent, approval, declaration or other communication which shall or may be given hereunder shall be in writing and shall be deemed to have been validly served, given or delivered if served, given or delivered in accordance with
Section 11.10 of the Credit Agreement. The giving of any notice to any party hereunder may be waived in writing by such party.

9.2 AMENDMENT. No modification, variation or amendment of any provision of this Guarantee shall be made except by a written agreement, executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.

9.3 SUCCESSOR AGENT. In the event that Agent for the time being under the Credit Agreement shall resign or be removed and a successor agent thereafter shall be appointed in accordance with Section 9.7 of the Credit Agreement, then upon such successor agent agreeing in writing to be bound by the provisions of this Guarantee as Agent hereunder, all references herein to Agent in this Guarantee shall be deemed to be references to such successor agent as and from such date and such successor agent shall receive and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its further duties and obligations as Agent under this Guarantee.

9.4 JUDGMENT CURRENCY. If for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Guarantee it becomes necessary to convert into the currency of such jurisdiction (herein called the "JUDGMENT CURRENCY") any amount due hereunder in any currency other than the Judgment Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose, "rate of exchange" means the rate at which Agent would, on the relevant date at or about 12:00 noon (New York time), be prepared to sell a similar amount of such currency in New York against the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, Guarantor will, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due under this Guarantee in such other currency. Any additional amount due from Guarantor under this Section 9.4 will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guarantee.

9.5 APPLICABLE LAW. This Guarantee shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by, and construed and interpreted in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein in effect from time to time without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of Guarantor may be found.

9.6 JURISDICTION.

         (1) Guarantor irrevocably agrees that any suits, actions or proceedings arising out of or in connection with this Guarantee (collectively "PROCEEDINGS") may be brought in any New York State Court or U.S. Federal Court sitting in the State of New York and submits and attorns to the non-exclusive jurisdiction of each such court.

         (2) Guarantor irrevocably waives any objections which it may have now or hereafter to the laying of the venue of any Proceedings in any court referred to in paragraph (a) and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in any such court shall be conclusive and binding upon Guarantor and may be enforced in any courts to the jurisdiction of which such parties may be subject by

                  Proceedings upon such judgment.

         (3) Nothing contained in this Section 9.6 shall limit the right of Agent or any other Guaranteed Party to take Proceedings against Guarantor in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

         (4) Guarantor hereby irrevocably consents generally to the fullest extent permitted by law in respect of any Proceedings to the giving of any relief and the issue of any process in connection with such Proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

         (5) Guarantor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the Loan Documents or this Guarantee, the transactions contemplated hereby or thereby or the actions of any Guaranteed Party in the negotiation, administration, performance or enforcement hereof or thereof.

9.7 COSTS AND EXPENSES. Guarantor shall pay on demand by Agent any and all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) incurred by Agent in enforcing any of its rights under this Guarantee.

9.8 NO WAIVER, CUMULATIVE REMEDIES. Agent's or any Lender's failure, at any time or times, to require strict performance by Guarantor of any provision of this Guarantee shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Agent's and Lenders' rights and remedies under this Guarantee shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required. No single or partial exercise by Agent or Lender of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which that party may be entitled.

9.9 WAIVER OF RIGHTS OF SUBROGATION, REIMBURSEMENT, ETC. Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against any Obligor that arise from the existence, payment, performance or enforcement of the Guaranteed Obligations under this Guarantee, the Credit Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Parties against any Obligor, or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right; provided, however, that such waiver shall terminate at such time, if any, as the Guaranteed Obligations and all other amounts payable under this Guarantee have been paid in full and all obligations of the Guaranteed Parties under the Loan Documents have terminated; provided that Agent shall be entitled to hold any Potential Preference Payment (as hereafter defined) in trust for the benefit of the Guaranteed Parties and shall forthwith pay such amount to the Guaranteed Parties, to be credited and applied following the expiry of the potential preference period, to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. The term "POTENTIAL PREFERENCE PAYMENT" shall mean any payment or other transfer received for the benefit of the Guaranteed Parties for or on account of the Guaranteed Obligations which could be avoided by a trustee in bankruptcy for any Obligor, or by or for the benefit of other creditors of any Obligor as a "preference" or a "preferential transfer" or for any other reason under any applicable bankruptcy, insolvency or similar law now or hereafter in effect in any bankruptcy, insolvency or similar proceeding with respect to any Obligor. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 9.9 is knowingly made in contemplation of such benefits.

9.10 GUARANTEE IN ADDITION TO OTHER OBLIGATIONS. The obligations of Guarantor under this Guarantee are in addition to and not in substitution for any other obligations to Agent or to any of the other Guaranteed Parties in relation to the Loan Documents and any guarantees, indemnities or security at any time held by or for the benefit of any of them.

9.11 ENTIRE AGREEMENT. This Guarantee, including all documents contemplated hereby, constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior negotiations, undertakings, representations and understandings.

9.12 SEVERABILITY. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.13 SUCCESSORS AND ASSIGNEES. This Guarantee shall be binding upon and enure to the benefit of Guarantor and Agent and the other Guaranteed Parties and their respective successors and permitted assignees, except that Guarantor may not assign any of its obligations hereunder.

The Parties have executed this Guarantee.


                                        AMERICAN ECO CORPORATION


                                        By: /s/ David L. Norris
                                           --------------------------
                                        Name: David L. Norris
                                        Title: Vice President


                                        By:
                                           --------------------------
                                        Name:
                                        Title:


                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION



                                        By: /s/ Charles D. Chiodo
                                           --------------------------
                                        Name: Charles D. Chiodo
                                        Title:   Authorized Signatory